Exhibit 10.11

NEITHER THIS NOTE NOR THE SECURITIES UNDERLYING THIS NOTE, NOR ANY SECURITIES ISSUABLE UPON ITS CONVERSION, IF ANY, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT’), OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND MAY ONLY BE ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THIS NOTE AND THE SECURITIES UNDERLYING THIS NOTE, OR THE SECURITIES ISSUABLE UPON ITS CONVERSION, IF ANY, MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT AND QUALIFICATION UNDER APPLICABLE STATE LAW WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

ZERO GRAVITY SOLUTIONS, INC.

12% SERIES B SECURED CONVERTIBLE PROMISSORY NOTE

       Dated: April __ 2019

FOR VALUE RECEIVED ZERO GRAVITY SOLUTIONS, INC., a company organized under the laws of Nevada (the “Company”), hereby promises to pay to [ payee name ] (the “Payee” or “Noteholder”), or [his/her/its] registered assigns, the principal amount of [ amt. ] Dollars ($[ amt. ] USD) together with interest thereon calculated from the Interest Commencement Date (as hereinafter defined) in accordance with the provisions of this 12% Series B Secured Convertible Promissory Note (as amended, modified and supplemented from time to time, this “Note” and together with any other Notes issued in the Offering (as hereinafter defined) or upon transfer or exchange, the “Notes”). The Company is offering Notes and Common Stock Purchase Warrants (the “Warrants”) to certain Members of the Board of Directors of the Company and other “accredited investors” as such term is defined in Rule 501(i) of Regulation D promulgated under the Act (the “Offering”).

Certain capitalized terms are defined in Section 9 hereof.

1.      Payment of Interest. Interest shall accrue at a rate equal to twelve percent (12%) per annum compounded monthly (the “Interest Rate”). The interest shall be paid beginning nine (9) months and fifteen (15) days from the issuance date of this Note (“Interest Commencement Date”) with interest payments due on the fifteenth (15th) day of each month thereafter. All payments of interest shall be in cash. In no event shall any interest to be paid under the Notes exceed the maximum rate permitted by law. In any such event, the Note shall automatically be deemed amended to permit interest charges at an amount equal to, but not greater than, the maximum rate permitted by law. Interest shall be computed on the basis of the actual number of days elapsed and a 360-day year.

2.      Maturity Date. The entire principal amount of this Note and all accrued but unpaid interest thereon shall be due and payable in full in cash in immediately available funds thirty-six (36) months from the date of issuance (such date, the “Maturity Date”) upon the tender of such Note by Payee.

3.      Conversion.

(i)     The Payee is entitled to convert the unpaid principal and interest due and owing under this Note at a conversion price equal to one dollar ($1.00) per share at any time prior to the earlier of (a) October 1, 2021 or (b) thirty (30) days following a prepayment notice provided to the Payee pursuant to Section 4.

(ii)    Upon conversion, the Holder shall promptly deliver a dated and signed notice of conversion (the “Notice of Conversion”) to the Company, a copy of which is attached to this Note as Exhibit A, to the Company’s Chairman or Chief Executive Officer at the Company’s principal place of business. The Notice of Conversion shall be accompanied by the original Note.

(iii)    As soon as possible after the conversion has been effected (but in any event within two (2) Business Days), the Company or acquirer shall deliver to the converting holder a certificate or certificates representing the shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified. In the event that the Payee elects to tender this Note to the Company for immediate repayment, such payment shall be delivered to the Payee within five (5) Business Days to the address provided by the Payee to the Company at the time of the surrender of this Note.

(iii)      The issuance of shares of Common Stock upon conversion of this Note shall be made without charge to the holder hereof in respect thereof or other cost incurred by the Company or acquirer in connection with such conversion. Upon conversion of this Note, the Company shall take all such actions as are necessary in order to ensure that Common Stock issuable upon conversion of the Note shall be validly issued, fully paid and nonassessable.

(iv)      Neither the Company nor acquirer shall close its books against the transfer of this Note in any manner which interferes with the timely conversion of this Note. The Company shall assist and cooperate with any holder of this Note required to make any governmental filings or obtain any governmental approval prior to or in connection with the conversion of this Note (including, without limitation, making any filings required to be made by the Company).

(v)      The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon conversion hereunder, such number of shares of Common Stock issuable upon conversion. All shares of such capital stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of capital stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which such shares of capital stock.

4.     Prepayment. The principal and unpaid interest due and owing under this Note may be prepaid, in whole or in part, at any time without penalty or premium upon forty-five (45) days’ prior written notice provided that such notice to the Noteholder shall not be given prior to repayment of the any principal and interest owing under any of the outstanding 10% Series A Secured Convertible Promissory Notes.

5.      Seniority. This Note is secured indebtedness of the Company and shall be secured by a first priority lien on all the assets of the Company and its subsidiaries, as more fully detailed in Section 11 of this Note.

6.      Method of Payments.

(i)      Payment. So long as the Payee or any of its nominees shall be the holder of any Note, and notwithstanding anything contained elsewhere in this Note to the contrary, the Company will pay all sums for principal, interest, or otherwise becoming due on this Note held by the Payee or such nominee not later than 1:00 p.m. New York time, on the date such payment is due, in immediately available funds, in accordance with the payment instructions that the Payee may designate in writing, without the presentation or surrender of such Note or the making of any notation thereon. Any payment made after 1:00 p.m. New York time, on a Business Day will be deemed made on the next following Business Day. If the due date of any payment in respect of this Note would otherwise fall on a day that is not a Business Day, such due date shall be extended to the next succeeding Business Day, and interest shall be payable on any principal so extended for the period of such extension. All amounts payable under this Note shall be paid free and clear of, and without reduction by reason of, any deduction, set-off or counterclaim. The Company will afford the benefits of this Section to the Payee and to each other Person holding this Note.

(ii)      Transfer and Exchange. Upon surrender of any Note for registration of transfer or for exchange to the Company, in accordance with the terms hereof, at its principal office, the Company at its sole expense will execute and deliver in exchange therefor a new Note or Notes, as the case may be, as requested by the holder or transferee, which aggregate principal amount is equal the unpaid principal amount of such Note, registered as such holder or transferee may request, dated so that there will be no loss of interest on the Note and otherwise of like tenor; provided that this Note may not be transferred by Payee to any Person other than Payee’s affiliates without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed). The issuance of new Notes shall be made without charge to the holder(s) of the surrendered Note for any issuance tax in respect thereof or other cost incurred by the Company in connection with such issuance, provided that each Noteholder shall pay any transfer taxes associated therewith. The Company shall be entitled to regard the registered holder of this Note as the holder of the Note so registered for all purposes until the Company or its agent, as applicable, is required to record a transfer of this Note on its register.

(iii)      Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction of any Note, upon receipt of an indemnity reasonably satisfactory to the Company or, in the case of any such mutilation, upon the surrender and cancellation of such Note, the Company, at its expense, will execute and deliver, in lieu thereof, a new Note of like tenor and dated the date of such lost, stolen, destroyed or mutilated Note.

7.      Covenants of the Company. The Company covenants and agrees as follows:

(i)      Use of Proceeds. The Company shall use the proceeds of the Notes only for general working capital purposes and not to redeem or make any payment on account of any securities of the Company.

(ii)      Notes. All Notes shall be on the same terms and shall be in substantially the same form. All payments to the holder of any Note shall be made to all holders of Notes, pro rata, based on the aggregate principal amount plus accrued but unpaid interest outstanding on such Notes at such time.

(iii)     Restricted Actions. As long as any portion of this Note remains outstanding, unless the holders of at least a majority of the face value of all outstanding Series B Notes sold pursuant to the Offering shall have otherwise given prior written consent, the Company shall not take any of the following corporate actions:

(a)     issue, or agree to issue, any stock, stock option, warrant or other equity interest, except that (i) during the period April 1, 2019 through December 31, 2019, the Company upon recommendation of its management and the approval of the Board of Directors may issue ten-year options to employees for the purchase of up to 500,000 shares of the Company’s Common Stock at an exercise price of two dollars ($2.00) per share; (ii) during the period of April 1, 2019 through December 31, 2019, the Company may issue one-year warrants to consultants, advisory and service providers to purchase up to 500,000 shares of the Company’s Common Stock at two dollars ($2.00) per share;

(b)     issue, or agree to issue, any debt except unsecured trade debt incurred in the ordinary course of business;

(c)     permit, or agree to permit, any lien or encumbrance on any right, asset or interest of the Company or any affiliate thereof other than the second priority lien granted to the holders of the 10% Series A Secured Convertible Promissory Notes; and/or

(d)     grant, or agree to grant, any exclusive right concerning any product, service or geographic area, including but not limited to, any right to manufacture or distribute, any product or service, whether or not limited by customer or geography, except that; distributorship agreements entered into prior to March 22, 2019, listed on the Schedule A hereto will continue to be performed pursuant to their respective terms; and/or

(e)     sell or otherwise dispose of (or permit any subsidiary to sell or otherwise dispose of) a material portion of its property or assets in one or more transactions for so long as any of the Notes remain outstanding.

8.      Events of Default. If any of the following events take place before or on the Maturity Date (each, an “Event of Default”), Payee at its option may declare all principal and accrued and unpaid interest thereon and all other amounts payable under this Note immediately due and payable; provided, however, that this Note shall automatically become due and payable without any declaration in the case of an Event of Default specified in clause (iii) or (v), below:

(i)      Company fails to make payment of the full amount due under this Note upon the tender of such Note following the Maturity Date and such payment is not made within thirty (30) days of the Maturity Date;

(ii)     Company violates any provision of any covenant herein;

(iii)      A receiver, liquidator or trustee of Company or any substantial part of Company’s assets or properties is appointed by a court order;

(iv)      Company is adjudicated bankrupt or insolvent;

(v)      Any of Company’s property is sequestered by or in consequence of a court order and such order remains in effect for more than thirty (30) days;

(vi)      Company files a petition in voluntary bankruptcy or requests reorganization under any provision of any bankruptcy, reorganization or insolvency law or consents to the filing of any petition against it under such law;

(vii)      Proceedings for the appointment of a receiver, trustee or custodian of the Company or of all or a substantial part of the assets or property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement;

(viii)      Company makes a formal or informal general assignment for the benefit of its creditors, or admits in writing its inability to pay debts generally when they become due, or consents to the appointment of a receiver or liquidator of Company or of all or any part of its property;

(ix)      An attachment or execution is levied against any substantial part of Company’s assets that is not released within thirty (30) days;

(x)      Company dissolves, liquidates or ceases business activity, or transfers any major portion of its assets other than in the ordinary course of business; provided that this paragraph (ix) shall not apply to any contemplated real estate transaction; or

(xi)      Any material inaccuracy or untruthfulness of any representation or warranty of the Company set forth in this Note, the Subscription Agreement or the Offering Documents.

Upon the occurrence of an Event of Default, and in addition to any other rights and remedies the Noteholder may have pursuant to this Note, the holders of a majority of the face value of all of the issued and outstanding Notes as to which there is a default will have the right to elect a number of members of the Company’s Board of Directors equal to a majority of the Board; provided, however, that the Noteholder acknowledges that the Company will be required to amend its Certificate of Incorporation to provide for, among other things, granting the Noteholders the right to vote for the election of Directors pursuant to this provision and that the approval of this amendment, and the rights it shall bestow on the Noteholders, shall only be upon the approval of a majority of the Company’s shareholders. In connection therewith, the Company’s management and Board shall take reasonable steps to seek such approval from the shareholders at the Company’s next Annual Meeting of Shareholders, tentatively scheduled for October 2019.

9.	Definitions.

“Business Day” means a day (other than a Saturday or Sunday) on which banks generally are open in New York, New York for the conduct of substantially all of their activities.

“Noteholder” or “Payee” with respect to any Note, means at any time each Person then the record owner hereof and “Noteholders” or “Payees” means all of such Noteholders or Payees, collectively.

“Offering” shall mean the 12% Series B Secured Convertible Promissory Notes issued by the Company to the Payee and other Noteholders (each in substantially the form of this Note) in the original principal amount not to exceed $6,000,000 in the aggregate.

“Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity.

10.      Expenses of Enforcement, etc. The Company agrees to pay all reasonable fees and expenses incurred by the Payee in connection with any amendments, modifications, waivers, extensions, renewals, renegotiations or “workouts” of the provisions hereof or incurred by the Payee in connection with the enforcement or protection of its rights in connection with this Note, or in connection with any pending or threatened action, proceeding, or investigation relating to the foregoing, including but not limited to the reasonable fees and disbursements of counsel for the Payee. The Company indemnifies the Payee and its directors, managers, affiliates, partners, members, officers, employees and agents against, and agrees to hold the Payee and each such person and/or entity harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against the Payee or any such person and/or entity arising out of, in any way connected with, or as a result of (i) the consummation of the loan evidenced by this Note and the use of the proceeds thereof or (ii) any claim, litigation, investigation or proceedings relating to any of the foregoing, whether or not the Payee or any such person and/or entity is a party thereto other than any loss, claim, damage, liability or related expense incurred or asserted against the Payee or any such person on account of the Payee’s or such person’s gross negligence or willful misconduct. Notwithstanding the foregoing, with respect to the indemnification obligations of the Company hereunder, (y) the Company’s aggregate liability under this Note to the Payee shall not exceed the aggregate principal amount of the Note and all accrued and unpaid interest thereon and (z) indemnified liabilities shall not include any liability of any indemnitee arising out of such indemnitee’s gross negligence. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

11.      Security Interest.

(i)      Creation of Security Interest. In order to secure the payment of the principal and interest and all other obligations of the Company hereunder now or hereafter owed by the Company to Payee pursuant to this Note (the “Secured Obligations”), the Company hereby grants to Payee (or its designee) (the “Secured Party”) a first priority security interest (the “Security Interest”) in all of the property of the Company and its subsidiaries described below (the “Collateral”) on the terms and conditions set forth in this Note:

(a)     all intellectual property of any kind or nature whatsoever, including without limitation patents, patent applications, copyrights, copyright applications, trademarks and service marks and applications therefore, net lists and trade secrets;

(b)      all goods, including, without limitation, (A) all machinery, equipment, computers, motor vehicles, trucks, tanks, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with the Company’s businesses and all improvements thereto; and (B) all inventory; and;

(c)     all substitutes and replacements for, accessions, attachments, and other additions to, and all proceeds, products, and increases of, any and all of the foregoing Collateral, in whatever form, whether cash or noncash; interest, premium, and principal payments, redemption proceeds and subscription rights, and shares or other proceeds of conversions or splits of any securities in Collateral, and returned or repossessed Collateral; and, to the extent not otherwise included, all (A) payments under insurance, or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, (B) cash and (C) security for the payment of any of the Collateral, and all goods which gave or will give rise to any of the Collateral or are evidenced, identified, or represented therein or thereby.

(ii)      Sale or Removal of Collateral Prohibited. Except for the sale of inventory in the ordinary course of the Company’s business, the Company shall not sell, lease, encumber, pledge, mortgage, assign, grant a security interest in, or otherwise transfer the Collateral without the written consent of Payee, which consent shall not be unreasonably withheld.

(iii)      Uniform Commercial Code Security Agreement. This section is intended to be a security agreement pursuant to the Uniform Commercial Code for any of the items specified above as part of the Collateral which, under applicable law, may be subject to a security interest pursuant to the Uniform Commercial Code, and the Company hereby grants Payee a security interest in said items. The Company agrees that Payee may file any appropriate document in the appropriate index or filing office as a financing statement for any of the items specified above as part of the Collateral and the Company shall reimburse Payee for all fees and expenses associated with such filing. In addition, the Company agrees to execute and deliver to Payee, upon Payee’s request, any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Agreement in such form as Payee may reasonably require to perfect a security interest with respect to said items. The Company shall pay all costs of filing such financing statements and any extensions, renewals, amendments, and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements Payee may reasonably require. Without the prior written consent of Payee, the Company shall not create or suffer to be created pursuant to the Uniform Commercial Code any other security interest in the Collateral, other than the Security Interests of Secured Party, including replacements and additions thereto. Upon the occurrence of an Event of Default, each Secured Party shall have the remedies of a Payee under the Uniform Commercial Code and, at Secured Party’s option, may also invoke the other remedies provided in this Note as to such items. In exercising any of said remedies, Secured Party may proceed against the items of real property and any items of personal property specified above as part of the Collateral separately or together and in any order whatsoever, without in any way affecting the availability of Secured Party’s remedies under the Uniform Commercial Code or of the other remedies provided in this Agreement.

(iv)      Rights of Secured Party. Upon an Event of Default, Secured Party may require the Company to assemble the Collateral and make it available to Secured Party at the place to be designated by Secured Party which is reasonably convenient to the parties. Secured Party may sell all or any part of the Collateral as a whole or in parcels either by public auction, private sale, or other method of disposition. Secured Party may bid at any public sale on all or any portion of the Collateral. Unless the Collateral is perishable or threatens to decline speedily in value or is of the type customarily sold on a recognized market, Secured Party shall give the Company reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Collateral is to be made, and notice given at least 10 days before the time of the sale or other disposition shall be conclusively presumed to be reasonable. A public sale in the following fashion shall be conclusively presumed to be reasonable:

(a)      Notice shall be given at least 10 days before the date of sale by publication once in a newspaper of general circulation published in the county in which the sale is to be held;

(b)      The sale shall be held in a county in which the Collateral or any part is located or in a county in which the Company has a place of business;

(c)      Payment shall be in cash or by certified check immediately following the close of the sale;

(d)      The sale shall be by auction, but it need not be by a professional auctioneer; and

(e)      The Collateral may be sold as is and without any preparation for sale.

(v)      Sale of Collateral. Notwithstanding any provision of this Agreement, Secured Party shall be under no obligation to offer to sell the Collateral. In the event Secured Party offer to sell the Collateral, Secured Party will be under no obligation to consummate a sale of the Collateral if, in their reasonable business judgment, none of the offers received by them reasonably approximates the fair value of the Collateral. In the event Secured Party elects not to sell the Collateral, Secured Party may elect to follow the procedures set forth in the Uniform Commercial Code for retaining the Collateral in satisfaction of the Company’s obligation, subject to the Company’s rights under such procedures.

(vii)     Appointment of Receiver. In addition to the rights under this Agreement, in the Event of Default by the Company, Secured Party shall be entitled to the appointment of a receiver for the Collateral as a matter of right whether or not the apparent value of the Collateral exceeds the outstanding principal amount of the Notes and any receiver appointed may serve without bond. Employment by Secured Party shall not disqualify a person from serving as receiver.

(viii)    Additional Rights of Secured Party. The Company shall execute and deliver to Secured Party concurrently with the Company’s execution and delivery of this Agreement and at any time thereafter at the reasonable request of Secured Party, all financing statements, continuation financing statements, fixture filings, security agreements, mortgages, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Secured Party may reasonably request, in form reasonably satisfactory to Secured Party, to perfect and maintain perfected Secured Party’s continuing security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Offering Documents, the Company hereby authorizes Secured Party to file and/or record such financing statements and other documents as Secured Party deems reasonably necessary to perfect and maintain Secured Party’s continuing security interest in the Collateral, including, but not limited to, any and all filings recognized by the United States Patent and Trademark Office for the purposes of perfecting a security interest in any Collateral that is considered intellectual property of the Company. The Company agree any such financing statements may contain an “all asset” or “all property” description of the Collateral.

(ix)     Termination of Security Interest. The Security Interest shall terminate when all the Secured Obligations have been fully and indefeasibly paid in full, at which time all Uniform Commercial Code termination statements and similar documents which the Company shall reasonably request to evidence such termination shall be executed.

12.     Amendment and Waiver. The provisions of this Note may not be modified, amended or waived, and the Company may not take any action herein prohibited, or omit to perform any act herein required to be performed by it, without the written consent of the holders of a majority of the then outstanding principal amount of these Series B convertible notes issued in the Company’s Offering. Any amendment to this Note which (i) changes the Interest Rate in Section 1 hereof, (ii) changes the Maturity Date in Section 2 hereof or (iii) adversely affects the Payee’s ability to convert or to refrain from converting this Note in its sole discretion pursuant to Section 3 hereof, must be approved in writing by a majority of the holders of the then outstanding principal amount of all similar convertible notes issued in the Offering (including this Note).

13.     Remedies Cumulative. No remedy herein conferred upon the Payee is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

14.     Remedies Not Waived. No course of dealing between the Company and the Payee or any delay on the part of the Payee in exercising any rights hereunder shall operate as a waiver of any right of the Payee.

15.     Assignments. The Payee may assign, participate, transfer or otherwise convey this Note and any of its rights or obligations hereunder or interest herein to any affiliate of Payee and to any other Person that the Company consents to (such consent not to be unreasonably withheld or delayed), and this Note shall inure to the benefit of the Payee’s successors and assigns. The Company shall not assign or delegate this Note or any of its liabilities or obligations hereunder.

16.     Headings. The headings of the sections and paragraphs of this Note are inserted for convenience only and do not constitute a part of this Note.

17.     Severability. If any provision of this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

18.     Cancellation. After all principal, premiums (if any) and accrued interest at any time owed on this Note have been paid in full, or this Note has been converted this Note will be surrendered to the Company for cancellation and will not be reissued.

19.     Maximum Legal Rate. If at any time an interest rate applicable hereunder exceeds the maximum rate permitted by law, such rate shall be reduced to the maximum rate so permitted by law.

20.     Place of Payment and Notices. Unless otherwise stated herein, payments of principal and interest are to be delivered to the Noteholder of this Note at the address provided by the Payee in the Subscription Agreement, or at such other address as such Noteholder has specified by prior written notice to the Company. No notice shall be deemed to have been delivered until the first Business Day following actual receipt thereof at the foregoing address.

21.      Governing Law and Venue. This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada, without reference to such State’s conflicts of laws principles. Any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted exclusively in a court of competent jurisdiction located in the County of Palm Beach, Florida. The parties hereto hereby: (i) waives any objection which they may now have or hereafter have to the venue of any such suit, action or proceeding, and (ii) irrevocably consents to the courts of competent jurisdiction in the County of Palm Beach, Florida in any such suit, action or proceeding. The parties further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in a court of competent jurisdiction in the County of Palm Beach, Florida and agree that service of process upon a party mailed by certified mail to such party’s address shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed and delivered this 12% Series B Secured Convertible Promissory Note on the date first written above.

COMPANY: ZERO GRAVITY SOLUTIONS, INC. By: /s/ Timothy Peach Timothy Peach Chief Executive Officer

[Signature Page to Secured Convertible Promissory Note]

EXHIBIT A

NOTICE OF CONVERSION

(To Be Signed Only Upon Conversion of the 12% Series B Secured Convertible Promissory Note)

The undersigned, the holder of the foregoing 12% Series B Secured Convertible Promissory Note, hereby surrenders such Note for conversion into shares of Common Stock of Zero Gravity Solutions, Inc. to the extent of $ _______________ unpaid principal amount and any accrued and unpaid interest of such Note, and requests that the certificates for such shares be issued in the name of, and delivered to:

Name:     ___________________________________

Address   ___________________________________

  ___________________________________

  ___________________________________

  ___________________________________

Dated: ____/_____/ 20___

______________________________________

(Signature must conform in all respects to name of

holder as specified on the face of the NOTE)

_______________________________________

(Address)